UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41379	87-2764212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 7, 2024, DraftKings Inc., a Nevada corporation (the “Company” or “DraftKings”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the prospectus included in the Company’s registration statement on Form S-3ASR (Reg. No. 333-280043), filed with the SEC on June 7, 2024 (the “Registration Statement”), covering the resale from time to time by certain stockholders of up to an aggregate of 7,507,817 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, to satisfy registration rights the Company granted pursuant to an Agreement and Plan of Merger and Plan of Reorganization, dated as of February 11, 2024, by and among DraftKings, Fortune Merger Sub Inc., Fortune Merger Sub LLC, JackPocket Inc. and Shareholder Representative Services LLC.

A copy of the legal opinion of Greenberg Traurig, LLP relating to the validity of the Shares is filed herewith as Exhibit 5.1 and is incorporated herein by reference, and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Date: June 7, 2024
	By:	/s/ R. Stanton Dodge
	Name	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary